UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2016

THESTREET, INC.

(Exact name of registrant as specified in charter)

Delaware	0-25779	06-1515824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 15th Floor

New York, New York 10005

(Address of Principal Executive Offices) (Zip Code)

(212) 321-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Conditional Resignation and Nomination of Directors

On April 11, 2016, the Board of Directors (the “Board”) of TheStreet, Inc. (the “Company”), upon the recommendation of the nominating and corporate governance committee, nominated Larry Kramer to stand for election as a Class II Director at the Company’s 2016 Annual Meeting of Stockholders, to hold office for three years until the Company’s 2019 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. The nomination is intended to achieve a more equal balance of membership among the Company’s classes of directors in accordance with the Company’s Restated Certificate of Incorporation. In connection with the Board’s decision to nominate him as a Class II Director, Mr. Kramer expressed to the Board his willingness to resign as a Class I Director at the conclusion of the Company’s 2016 Annual Meeting of Stockholders, contingent upon his election as a Class II Director at such meeting. Mr. Kramer’s decision to resign as a Class I Director is solely to facilitate his election as a Class II Director at the 2016 Annual Meeting of Stockholders and is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Kramer joined the Board in October 2015, was appointed Chairman of the Board in December 2015, and appointed the Company’s Interim Chief Executive Officer in February 2016. For all purposes, Mr. Kramer’s service on the Board, including his service as Chairman of the Board, will continue uninterrupted.

Also upon the recommendation of the nominating and corporate governance committee, the Board nominated Keith B. Hall, who joined the Board in November 2012, to stand for re-election as a Class II Director at the Company’s 2016 Annual Meeting of Stockholders, to hold office for three years until the Company’s 2019 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Item 8.01 Other Events.

On April 11, 2016, the Board approved amended Corporate Governances Guidelines upon the recommendation of the nominating and corporate governance committee, which among other things confirm that the Board intends to maintain the separation of the positions of the Chairman and Chief Executive Officer going forward and therefore the revised guidelines eliminate the Lead Independent Director position. The Board continues to evaluate several highly qualified chief executive officer candidates and expects that Mr. Kramer will remain Chairman of the Board following the appointment of a new chief executive who is also expected to join the Board.

The Company received a notice from Spear Point Capital Management LLC on behalf of Spear Point Capital Fund LP, Spear Point Condor LP, FiveMore Special Situations Fund Ltd, and FiveT Investment Management Ltd (collectively, the “Stockholders”) on March 10, 2016 in which the Stockholders proposed two nominees for election at the Company’s 2016 Annual Meeting of Stockholders. Although the notice did not comply with the advance notice provisions of the Company’s Bylaws, the nominating and corporate governance committee conducted interviews with each of the candidates. On April 15, 2016, the Company notified the Stockholders that, although it had carefully considered their nominees, the Board determined that Keith Hall and Larry Kramer remained the best choices to serve on the Company’s Board. The Company expects to continue to have an active engagement and dialogue with the Stockholders and other stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC.

Date: April 15, 2016	By:	/s/ Richard Broitman
Richard Broitman
Chief Accounting Officer

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